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                                                                    EXHIBIT 99.1



     MARVELL(R) ANNOUNCES APPOINTMENT OF DOUGLAS KING TO BOARD OF DIRECTORS

SUNNYVALE, CALIFORNIA, (APRIL 19, 2004) -- Marvell(R) Technology Group Ltd. (NASDAQ: MRVL), a technology leader in the development of extreme broadband communications and storage solutions, announced today that Douglas King has joined Marvell's Board of Directors, effective immediately.

Mr. King is retired from Ernst & Young after 32 years of service, having been an audit partner for 20 years, as well as managing Ernst & Young's San Francisco office from 1998 to 2002. Mr. King is a Certified Public Accountant with a Masters Degree in Business Administration from the University of Arkansas.

"We are very pleased that Doug has joined our Board of Directors," stated Dr. Sehat Sutardja, Marvell's Chairman, President and CEO. "Doug brings very strong business and financial experience to our Board, and he will be a valuable addition as Chairman of our Audit Committee."

ABOUT MARVELL
Marvell (NASDAQ: MRVL) is the leading global semiconductor provider of complete broadband communications and storage solutions. The Company's diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms "Company" and "Marvell" refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH. MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:
This release contains forward-looking statements, including statements regarding the anticipated value of the addition to our Board of Directors. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and their variations identify forward-looking statements. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. All such statements are not guarantees of results and are subject to risks and uncertainties. For a discussion of the factors that could cause Marvell's results to vary from expectations, please see the sections titled "Additional Factors That May Affect Future Results" in Marvell's annual report on Form 10-K for the year ended February 1, 2003 and Marvell's subsequent reports on Form 10-Q. We undertake no obligation to revise or update publicly any forward-looking statements.

MARVELL(R) AND THE MARVELL LOGO ARE TRADEMARKS OF MARVELL.

MEDIA CONTACT
Name: Mike Tate
Title: Treasurer
Tel: 408.222.2500
E-mail: mtate@marvell.com